Exhibit 10.1
AMENDMENT NO. 1 TO THE OMNIBUS AGREEMENT
     This AMENDMENT NO. 1 TO THE OMNIBUS AGREEMENT (this “Amendment”) is dated as of December 31, 2009, by and between Henry Schein, Inc., a Delaware corporation (“HSI”) and Butler Animal Health Holding Company LLC, a Delaware limited liability company (“Butler Holding”). Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Omnibus Agreement (as defined below).
W I T N E S S E T H:
     WHEREAS, HSI and Butler Holding are parties to the Omnibus Agreement, dated as of November 29, 2009, by and among HSI, National Logistics Services, LLC, Winslow Acquisition Company, Butler Holding, Butler Animal Health Supply, LLC, Oak Hill Capital Partners II, L.P., Oak Hill Capital Management Partners II, L.P., W.A. Butler Company, Darby Group Companies, Inc., Burns Veterinary Supply, Inc. and those persons set forth on Exhibit A and party thereto (the “Omnibus Agreement”); and
     WHEREAS, HSI and Butler Holding desire, pursuant to Section 12.3 of the Omnibus Agreement, to amend certain provisions of and schedules to the Omnibus Agreement, as hereinafter set forth.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Omnibus Agreement is hereby amended as follows:
1. Amendment to Recitals. In the second Recital to the Omnibus Agreement, clause (g) is hereby deleted in its entirety and the word “and” is hereby inserted prior to clause (f).
2. Amendment to Section 1.1. In Section 1.1 of the Omnibus Agreement, clause (g) is hereby deleted in its entirely and the word “and” is hereby inserted prior to clause (f).
3. Amendments to Section 1.8.
     3.1 In Section 1.8(b) of the Omnibus Agreement, immediately prior to the final sentence of such section, the following sentence is hereby inserted: “For the avoidance of doubt, the Demand Note shall be deemed adjusted to reflect the foregoing.”
     3.2 In Section 1.8(c) of the Omnibus Agreement, the amount “$55,323,439.22” is hereby deleted and replaced with “$43,499,839.22.”

     3.3 Section 1.8 is hereby amended by inserting the following as sub-section (d) thereof:
     “(d) Butler Holding hereby confirms that as of the Closing Date BAHS has set aside and reserved an amount equal to $468,259 as the Class D Payment Amount, and such amount shall be used by Butler Holding and/or BAHS to pay the persons entitled to such payment.”
4. Amendments to Section 6.10.
     4.1 In Section 6.10(a) of the Omnibus Agreement, the number “26,743,577.60” is hereby deleted and replaced with the number “26,814,473.36.”
     4.2 In Section 6.10(a) of the Omnibus Agreement, the number “477.5639” is hereby deleted and replaced with the number “478.8299.”
5. Amendment to Section 12.1. In Section 12.1 of the Omnibus Agreement, the Section is hereby amended to add the following immediately prior to the final sentence thereof:
“if to Burns, to:
Burns Veterinary Supply, Inc.
c/o Darby Group Companies
300 Jericho Quadrangle
Jericho, NY 11753
Attn: President
with a copy (which shall not constitute notice) to:
Salon, Marrow, Dyckman & Newman LLP
292 Madison Avenue
New York, NY 10017
Attn: Joel Salon, Esq.”
6. Amendment to Section 12.10. In Section 12.10 of the Omnibus Agreement, the Section is hereby amended to add the following to the end thereof: “Notwithstanding anything to the contrary herein, Transaction Expenses not paid on or prior to Closing shall be treated as a current liability of Butler Holding or the Contributed Schein Vet Business, as the case may be, for purposes of Section 2.3 and 2.2 of the Omnibus Agreement, respectively, and, to the extent so included as a current liability of the Contributed Schein Vet Business, such Transaction Expenses shall be an Assumed Liability. Notwithstanding anything to the contrary herein, promptly following the Closing Butler Holding will reimburse any party for Shared Expenses paid prior to Closing, provided that the party requesting reimbursement provides reasonable evidence of its payment of such Shared Expenses.”

7. Amendment to Section 13.3. In Section 13.3 of the Omnibus Agreement, the defined term “Butler Holding Conversion” is hereby deleted.
8. Amendments to Schedules.
     8.1 Schedule 1.8 to the Omnibus Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A hereto. The Unrecouped Tax Distribution Amounts and Net Adjustment Amounts are set forth on Annex A to Schedule 1.8.
     8.2 Schedule 4.4(b)-1 to the Omnibus Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit B hereto.
     8.3 Schedule 4.4(b)-2 to the Omnibus Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit C hereto.
9. Effect of this Agreement. Except as specifically provided by this Amendment, the Omnibus Agreement shall remain in full force and effect.
10. Miscellaneous. Section 12.7 (Counterparts) of the Omnibus Agreement is incorporated herein by reference.
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          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

HENRY SCHEIN, INC.
By:	/s/ Michael S. Ettinger
Name:	Michael S. Ettinger
Title:	Senior Vice President and General Counsel

BUTLER ANIMAL HEALTH HOLDING COMPANY LLC
By:	/s/ Kevin R. Vasquez
Name:	Kevin R. Vasquez
Title:	CEO & President